Exhibit 5.1




                     [LETTERHEAD OF SHEARMAN & STERLING LLP]







                                December 2, 2003


MemberWorks Incorporated
680 Washington Boulevard, Suite 1100
Stamford, CT 06901

                            MemberWorks Incorporated
                       Registration Statement on Form S-3
  Relating to $90,000,000 5.50% Convertible Senior Subordinated Notes Due 2010 and 2,229,651 Shares of Common Stock Issuable Upon Conversion Thereof

Ladies and Gentlemen:

                  This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of $90,000,000 aggregate principal amount of 5.50% Convertible Senior Subordinated Notes due 2010 (the "Notes") of MemberWorks Incorporated, a Delaware corporation (the "Company"), and 2,229,651 shares of common stock of the Company, par value $.0.01 per share (the "Shares"), issuable upon conversion of the Notes. The Notes and the Shares are being registered on behalf of the holders of the Notes.

                  We have acted as counsel for the Company in connection with the preparation and filing of the Registration Statement. In our capacity as counsel to the Company, we have examined and relied upon the information set forth in the Registration Statement, the Indenture dated as of September 30, 2003 (the "Indenture"), as amended, between the Company and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), a specimen of the Notes and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                  Our opinions set forth below are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

                  Based upon and subject to the foregoing, we are of the opinion that:


                  (i) The Notes have been duly authorized, executed and delivered by the Company and, assuming the Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (ii) The Shares initially issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action, and such Shares, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and non-assessable.

                  We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."

                                               Very truly yours,

                                               /S/ Shearman & Sterling LLP
                                               ---------------------------